SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 9, 2004

                                CN BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Maryland                    333-100460            52-1954386
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(State or other jurisdiction of (Commission File No.)    (IRS Employer
       incorporation)                                  Identification Number)

                7401 Ritchie Highway, Glen Burnie, Maryland 21060
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (410) 760-7000
                                  -------------
                                 Not Applicable.
                                 ---------------
          (Former name or former address, if changed since last report)



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This report amends and restates the FORM 8-K filed with the Securities and
Exchange by CN Bancorp, Inc. on January 5, 2004.

Item 4. Change in Certifying Accountant
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(a) On January 2, 2004, Anderson Associates, LLP (Anderson) announced that it was joining with Beard Miller Company LLP (Beard Miller) to become the Baltimore, Maryland office of Beard Miller. As a result of the merger, Anderson resigned as independent auditors of the Company. Anderson served as the Company's independent accountants to audit the Company's consolidated financial statements as of and for the years ended December 31, 2002 and 2001. Anderson's reports on the consolidated financial statements of the Company did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's years ended December 31, 2002 and 2001 and the subsequent interim period from December 31, 2002 through January 2, 2004, there were no disagreements with Anderson on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Anderson, would have caused Anderson to make reference to the subject matter of the disagreement in their report on the financial statement for such years.

(b) On January 2, 2004, the Audit Committee of the Company engaged Beard Miller as its successor independent audit firm. The Company had not consulted with, or had any dealings with, Beard Miller personnel prior to the merger of Anderson and Beard Miller.


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The Company has provided Anderson with a copy of the above disclosures and requested that Anderson deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above disclosures and if not, stating its matters of disagreement. Anderson's letter to the Securities and Exchange Commission is in included as Exhibit 16 of this Form 8-K.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          CN BANCORP, INC.

                                          /s/ Jan W. Clark
                                          -------------------------------------
Dated: January 9, 2004                    President and Chief Executive Officer















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